EXHIBIT 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Mary Morrissey, Investor Relations 630-574-3467

Great Lakes Announces Changes to Board of Directors

Oak Brook, Illinois – January 26, 2017 – Great Lakes Dredge & Dock Corporation (the “Company” or “Great Lakes”) (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of environmental and remediation services, today announced that Lawrence R. Dickerson and D. Michael Steuert have been appointed to the Board of Directors’ 2019 director class, effective January 24, 2017. Mr. Dickerson has been appointed to the Compensation Committee, and Mr. Steuert has been appointed to the Audit Committee.

Mr. Dickerson spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater oil  and gas drilling contractor, where he served as President and Chief Executive Officer from 2008 until his retirement in 2014.  Prior to his service as President and Chief Executive Officer, Mr. Dickerson served as Chief Financial Officer (CFO), during which he helped take the company public, and Chief Operating Officer, during which he gained substantial operating and commercial experience.

In addition to being a seasoned executive, Mr. Dickerson has significant board experience.  He has been a Member of the Board of Directors on the boards of Murphy Oil Corporation (MUR), a gas exploration and production company, and Oil States International (NYSE:OIS), an oilfield equipment services company, since 2014.  Mr. Dickerson is on the Audit and Nominating and Governance Committees at Murphy Oil Corporation and on the Audit Committee at Oil States International.  He was Chairman of the Board of Directors of Hercules Offshore, Inc. from 2015 to 2016, an offshore drilling company, and he also served on the Board of Directors of Global Industries, Ltd. from 2008 - 2012, (NASDAQ:GLBL), a subsea construction company that was sold to Technip in 2011.

Mr. Steuert served as senior vice president (SVP) and CFO of Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction, maintenance, and project management companies, from 2001 until his retirement in 2012.  Prior to his service at Fluor, Mr. Steuert served as SVP and CFO of Litton Industries Inc., a defense contractor acquired by Northrop Grumman Corporation in 2001, and as SVP and CFO of GenCorp Inc., now Aerojet Rocketdyne, a technology-based aerospace and defense company (NASDAQ:AJRD), from 1990 to 1999.  Mr. Steuert started his career at TRW Inc.

In addition to his extensive executive leadership experience, Mr. Steuert has substantial board experience.  He has been a Member of the Board of Directors of LNG Ltd. (ASX:

LNG) since 2015 and is a member of the Board’s Audit Committee and Chairman of its Risk Committee.  He has been a Member of the Board of Directors of Weyerhaeuser Co. (NYSE:WY) since 2004 and is Chairman and Financial expert of the Audit Committee and is a member of the Corporate Responsibility and Governance Committee.

Robert B. Uhler, P.E., Chairman of the Board, commented, “Larry and Mike bring a wealth of relevant valuable experience to the GLDD Board.  I am confident each will contribute to the GLDD Board and to management’s goal of delivering long-term shareholder value for the Company.  On behalf of the Board, I welcome both of them and look forward to working with them.”

Mr. Uhler continued, “These appointments follow our previous announcements that Lasse Petterson and Ryan Levenson joined the Great Lakes Board in late December. The addition of these new directors reflects our commitment to Board refreshment and further strengthens our Board of Directors.”

The Company also announced that current director Peter R. Deutsch has elected to withdraw his name from consideration for the Company’s slate of director nominees for the 2017 Annual Meeting.  Mr. Deutsch will continue to serve on the Board until the expiration of his current term in May 2017.

Mr. Uhler said, “On behalf of the entire Board, we thank Peter for his service and numerous contributions to the Company during his ten-year tenure on the Board. We wish Peter well in his future endeavors.”

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and remediation services on land and water.  The Company employs civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 126-year history, the Company has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to: our ability to obtain federal government dredging and other contracts; our ability to qualify as an eligible bidder under government contract criteria and to compete successfully against other qualified bidders; risks associated with cost over-runs, operating cost inflation and potential claims for liquidated damages, particularly with respect to our fixed cost contracts; the timing of our performance on contracts; significant liabilities that could be imposed were we to fail to comply with government contracting regulations; risks related to international dredging operations, including instability in the Middle East; a significant negative change to large, single customer contracts from which a significant portion of our international revenue is derived; changes in previously-recorded revenue and profit due to our use of the percentage-of-completion method of accounting; consequences of any lapse in disclosure controls and procedures or internal control over financial reporting; changes in the amount of our estimated backlog; our ability to obtain bonding or letters of credit; increasing costs to operate and maintain aging vessels; equipment or mechanical failures; acquisition integration and consolidation risks; liabilities related to our historical demolition business; impacts of legal and regulatory proceedings; unforeseen delays and cost overruns related to the construction of new vessels; our becoming liable for the obligations of joint ventures, partners and subcontractors; capital and operational costs due to environmental regulations; unionized labor force work stoppages; maintaining an adequate level of insurance coverage; information technology security breaches; our substantial amount of indebtedness; restrictions imposed by financing covenants; the impact of adverse capital and credit market conditions; limitations on our hedging strategy imposed by new statutory and regulatory requirements for derivative transactions; foreign exchange risks; changes in macroeconomic indicators and the overall business climate; and losses attributable to our investments in privately financed projects. For additional information on these and other risks and uncertainties, please see Item 1A. "Risk Factors" of Great Lakes' Annual Report on Form 10-K for the year ended December 31, 2015, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-

looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Source: Great Lakes Dredge & Dock Corporation

GLDD CORP